Ring Energy, Inc.
Unaudited Pro Forma Condensed Combined Financial Information

On July 11, 2023, Ring Energy, Inc. (“Ring” or the “Company”), announced the execution of an asset purchase agreement (“Purchase Agreement”) with Founders Oil & Gas IV, LLC (“Founders” or the “Seller”) for the acquisition of certain oil and gas producing properties in the Permian Central Basin Platform of West Texas, including approximately 3,600 net acres located in Ector County, Texas (“Founders Acquisition”). The Founders Acquisition closed on August 15, 2023 and has an effective date of April 1, 2023 (“Effective Date”).

Based on estimates as of August 15, 2023, the fair value of consideration to be paid to the seller is approximately $75.0 million, of which $50.0 million (inclusive of a $7.5 million deposit made on July 11, 2023 but excluding purchase price adjustments of approximately $10 million), was paid in cash at closing, and an additional $15.0 million subject to post-closing adjustments will be paid in cash after the four-month anniversary of the closing date of the Founders Acquisition. In addition, Ring assumed $0.7 million of revenues in suspense, $2.1 million of asset retirement obligations and $0.2 million of accrued but unpaid property taxes in the Founders Acquisition, all based upon estimated fair value at the closing date.

The Founders Acquisition will be accounted for as an asset acquisition in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The fair value of the consideration paid by Ring and the allocation of that amount to the underlying assets acquired is recorded on a relative fair value basis. Additionally, costs directly related to the Founders Acquisition are capitalized as a component of the purchase price. The unaudited pro forma condensed combined financial statements presented herein have been prepared to reflect the transaction accounting adjustments to Ring’s historical condensed consolidated financial information in order to account for the Founders Acquisition and include the assumption of liabilities as set forth in the Purchase Agreement.

The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2023 gives effect to the Founders Acquisition as if it had been completed on June 30, 2023. The Unaudited Pro Forma Condensed Combined Statements of Operations for the Six Months Ended June 30, 2023 and the Year Ended December 31, 2022 gives effect to the Founders Acquisition as if it had been completed on January 1, 2022. The historical audited consolidated financial statements of Founders have a fiscal year end of September 30, 2023. Certain pro forma adjustments were made in the Unaudited Pro Forma Condensed Combined Statements of Operations for the Six Months Ended June 30, 2023 and the Year Ended December 31, 2022 to conform the fiscal year end of Founders to the calendar year end of Ring. These pro forma adjustments are described in more detail in the accompanying notes to the unaudited pro forma condensed combined financial statements. Additional assumptions and estimates underlying the pro forma adjustments are also described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Ring would have been had the Founders Acquisition and related financing occurred on the dates noted above, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. Future results may vary significantly from the results reflected because of various factors. In Ring’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

The unaudited pro forma condensed combined financial information does not reflect the benefits of potential cost savings or the costs that may be necessary to achieve such savings, opportunities to increase revenue generation or other factors that may result from the Founders Acquisition and, accordingly, does not attempt to predict or suggest future results.

The unaudited pro forma financial statements have been developed from and should be read in conjunction with:

•The audited consolidated financial statements and accompanying notes of Ring contained in Ring’s Annual Reports on Form 10-K for the years ended December 31, 2022 and 2021;
•The unaudited consolidated financial statements and accompanying notes contained in Ring’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023;
•The audited consolidated financial statements and related notes of Founders and affiliate for the years ended September 30, 2022 and 2021, which are included elsewhere in this filing; and
•The unaudited consolidated financial statement and related notes of Founders and affiliate for the nine months ended June 30, 2023, which are included elsewhere in this filing.

Ring Energy, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2023
(in thousands)

			Transaction Accounting Adjustments
	Historical		Conforming and		Founders		Pro Forma
	Ring	Founders	Reclassifications		Acquisition		Combined
ASSETS
Current Assets:
Cash and cash equivalents	$ 1,750	$ 11,683	$ (11,683)	(a)	$ 50,005	(d)	$ 432
					(50,005)	(g)
					(1,318)	(j)
Accounts receivable	32,044	—	—		—		32,044
Crude oil and natural gas receivable	—	3,743	(3,743)	(a)	—		—
Other receivables	—	120	(120)	(a)	—		—
Joint interest billing receivables, net	2,618	—	—		—		2,618
Derivative assets	8,308	—	—		—		8,308
Inventory	7,327	1,336	(1,336)	(a)	—		7,327
Prepaid expenses and other assets	3,061	352	(352)	(a)	—		3,061
Total Current Assets	55,108	17,234	(17,234)		(1,318)		53,790
Properties and Equipment:
Oil and natural gas properties, full cost method	1,524,511	—	—		64,674	(c)	1,593,505
					234	(i)
					1,318	(j)
					2,091	(h)
					677	(f)
Oil and natural gas properties (successful efforts methods)	—	135,199	(135,199)	(b)	—		—
Other property and equipment	—	414	(414)	(a)	—		—
Financing lease asset subject to depreciation	3,144	—	—		—		3,144
Fixed assets subject to depreciation	2,762	—	—		—		2,762
Total Properties and Equipment	1,530,417	135,613	(135,613)		68,994		1,599,411
Accumulated depreciation, depletion, amortization	(331,153)	(43,286)	43,286	(b)	—		(331,153)
Net Properties and Equipment	1,199,264	92,327	(92,327)		68,994		1,268,258

Operating lease asset	1,629	—	—		—		1,629
Derivative assets	10,556	—	—		—		10,556
Deferred financing costs	15,458	—	—		—		15,458
Total Assets	$ 1,282,015	$ 109,561	$ (109,561)		$ 67,676		$ 1,349,691

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$ 90,021	$ 4	$ (4)	(a)	$ 14,669	(e)	$ 105,601
					677	(f)
					234	(i)
Other accrued liabilities	—	3,632	(3,632)	(a)	—		—
Income tax liability	98	—	—		—		98

Financing lease liability	761	—	—		—		761
Operating lease liability	394	—	—		—		394
Derivative liabilities	7,849	—	—		—		7,849
Notes payable	1,413	—	—		—		1,413
Revenue payable	—	682	(682)	(a)	—		—
Asset retirement obligations	409	—	—		—		409
Total Current Liabilities	100,945	4,318	(4,318)		15,580		116,525

Noncurrent Liabilities:
Deferred income taxes	4,074	—	—		—		4,074
Revolving line of credit	397,000	—	—		50,005	(d)	447,005
Financing lease liability, less current portion	766	—	—		—		766
Operating lease liability, less current portion	1,264	—	—		—		1,264
Derivative liabilities	10,829	—	—		—		10,829
Asset retirement obligations	28,297	3,293	(3,293)	(a)	2,091	(h)	30,388
Total Noncurrent Liabilities	442,230	3,293	(3,293)		52,096		494,326
Total Liabilities	543,175	7,611	(7,611)		67,676		610,851

Stockholders' Equity
Preferred stock - $0.001 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—	—		—		—
Common stock - $0.001 par value; 450,000,000 shares authorized; 195,350,672 issued and outstanding	195	—	—		—		195
Members equity	—	93,670	(93,670)	(a)	—		—
Non-controlling interest	—	8,280	(8,280)	(a)	—		—
Additional paid-in capital	791,451	—	—		—		791,451
Accumulated deficit	(52,806)	—	—		—		(52,806)
Total Stockholders' Equity	738,840	101,950	(101,950)		—		738,840
Total Liabilities and Stockholders' Equity	$1,282,015	$ 109,561	$ (109,561)		$ 67,676		$1,349,691

Ring Energy, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2023
(in thousands, except share and per share amounts)

			Transaction Accounting Adjustments
	Historical		Conforming and		Founders		Pro Forma
	Ring	Founders	Reclassifications		Acquisition		Combined
Operating Revenue:
Oil, natural gas and natural gas liquids revenues	$ 167,431	$ —	$ 35,040	(b)	$ —		$ 203,371
			900	(b)
Crude oil sales	—	47,191	(12,151)	(a)	—		—
			(35,040)	(b)
Natural gas sales	—	1,075	(175)	(a)	—		—
			(900)	(b)
Other revenue	—	193	(62)	(a)	—		—
			(131)	(c)
Total Operating Revenue	167,431	48,459	(12,519)		—		203,371
Costs and Operating Expenses:
Lease operating expenses	33,411	—	8,772	(d)	—		42,183
Production expenses	—	12,213	(3,441)	(a)	—		—
			(8,772)	(d)
Gathering, transportation and processing costs	(3)	—	—				(3)
Ad valorem taxes	3,341	—	—		—		3,341
Production taxes and revenue deductions	—	2,292	(572)	(a)	—		—
			(1,720)	(e)
Oil and natural gas production taxes	8,420	—	1,720	(e)	—		10,140
Depreciation, depletion and amortization	42,065	14,255	(3,344)	(a)	(3,136)	(i)	49,840
Asset retirement obligation accretion	720	—	—		52	(i)	772
Operating lease expense	229	—	—		—		229
General and administrative expense	13,940	3,842	(1,260)	(a)	—		16,522
Exploration and abandonment costs	—	—	—		—		—
Total Costs and Operating Expenses	102,123	32,602	(8,617)		(3,084)		123,024
Income (Loss) from Operations	65,308	15,857	(3,902)		3,084		80,347
Other Income (Expense):
Interest income	80	—	—		—		80
Interest expense	(20,941)	—	—		(2,175)	(g)	(23,116)
Gain on derivative contracts	12,739	—	—		—		12,739
Loss on disposal of assets	(132)	—	—		—		(132)
Other income	126	—	131	(c)	—		15
			(242)	(f)
Other expense	—	(242)	242	(f)	—		—
Net Other Income (Expense)	(8,128)	(242)	131		(2,175)		(10,414)
Income (Loss) Before Income Tax	57,180	15,615	(3,771)		909		69,933

Provision for income taxes	4,327	—	—	—		4,327
Net Income (Loss)	$ 61,507	$ 15,615	$ (3,771)	$ 909		$ 74,260

Weighted-Average Common Shares Outstanding:
Basic	185,545,775	—	—	—	(k)	185,545,775
Diluted	193,023,966	—	—	—	(k)	193,023,966
Net Income (Loss) per Common Share:
Basic	$ 0.33				(k)	$ 0.40
Diluted	$ 0.32				(k)	$ 0.38

Ring Energy, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2022
(in thousands, except share and per share amounts)

			Transaction Accounting Adjustments
	Historical		Conforming and		Founders		Pro Forma
	Ring	Founders	Reclassifications		Acquisition		Combined
Operating Revenue:
Oil, natural gas and natural gas liquids revenues	$ 347,250	$ —	$ 55,873	(b)	$ —		$ 406,879
			3,756	(b)
Crude oil sales	—	53,867	2,006	(a)	—		—
			(55,873)	(b)
Natural gas sales	—	4,922	(1,166)	(a)	—		—
			(3,756)	(b)
Other revenue	—	237	4	(a)	—		—
			(241)	(b)
Total Operating Revenue	347,250	59,026	603		—		406,879
Costs and Operating Expenses:
Lease operating expenses	47,695	—	13,570	(d)	—		61,265
Production expenses	—	12,118	1,452	(a)	—		—
			(13,570)	(d)
Gathering, transportation and processing costs	1,830	—	—				1,830
Ad valorem taxes	4,671	—	—		—		4,671
Production taxes and revenue deductions	—	2,951	(29)	(a)	—		—
			(2,922)	(e)
Oil and natural gas production taxes	17,126	—	2,922	(e)	—		20,048
Depreciation, depletion and amortization	55,741	13,106	316	(a)	(2,258)	(i)	66,905
Asset retirement obligation accretion	983	—	—		103	(i)	1,086
Operating lease expense	364	—	—		—		364
General and administrative expense	27,095	4,615	245	(a)	—		31,955
Exploration and abandonment costs	—	—	—		—		—
Total Costs and Operating Expenses	155,505	32,790	1,984		(2,155)		188,124
Income (Loss) from Operations	191,745	26,236	(1,381)		2,155		218,755
Other Income (Expense):
Interest income	—	—	—		—		—
Interest expense	(23,168)	—	—		(4,350)	(g)	(27,849)
					(331)	(h)
Loss on derivative contracts	(21,533)	—	—		—		(21,533)
Other income	—	—	241	(b)	—		241
Realized gain on property sales	—	18	(18)	(j)	—		—
Other expense	—	(164)	18	(j)	—		(146)
Net Other Income (Expense)	(44,701)	(146)	241		(4,681)		(49,287)

Income (Loss) Before Income Tax	147,044	26,090	(1,140)	(2,526)		169,468
Provision for income taxes	(8,409)	—	—	—		(8,409)
Net Income (Loss)	$ 138,635	$ 26,090	$ (1,140)	$ (2,526)		$ 161,059

Weighted-Average Common Shares Outstanding:
Basic	121,264,175	—	—	—	(k)	121,264,175
Diluted	141,754,668	—	—	—	(k)	141,754,668
Net Income (Loss) per Common Share:
Basic	$ 1.14				(k)	$ 1.33
Diluted	$ 0.98				(k)	$ 1.14

Ring Energy, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements were prepared based on the historical consolidated financial statements of Ring and the historical consolidated financial statements of Founders. The Founders Acquisition has been accounted for as an asset acquisition in accordance with ASC 805. The fair value of the consideration paid by Ring and allocation of that amount to the underlying assets acquired, on a relative fair value basis, will be recorded on Ring’s books as of the date of the closing of the Founders Acquisition. Additionally, costs directly related to the Founders Acquisition are capitalized as a component of the purchase price.

The Unaudited Pro Forma Condensed Combined Statements of Operations for the Six Months Ended June 30, 2023 and the Year Ended December 31, 2022 were prepared assuming the Founders Acquisition occurred on January 1, 2022. The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2023 was prepared as if the Founders Acquisition had occurred on June 30, 2023. The historical audited consolidated financial statements of Founders have a year end of September 30, 2023. Certain pro forma adjustments were made in the Unaudited Pro Forma Condensed Combined Statements of Operations for the Six Months Ended June 30, 2023 and the Year Ended December 31, 2022 to conform the fiscal year end of Founders to the calendar year end of Ring. These pro forma adjustments are described in more detail in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Ring would have been had the Founders Acquisition occurred on the dates noted above, nor are they indicative of future consolidated results of operations or consolidated financial position. In Ring’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

2.Consideration and Purchase Price Allocation

The preliminary allocation of the total purchase price in the Founders Acquisition is based upon management’s estimates of, and assumptions related to, the fair value of assets to be acquired and liabilities to be assumed as of the closing date of the transaction using currently available information and market data as of August 15, 2023. Because the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein.

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to changes in the estimated fair value of assets acquired and liabilities assumed as of the closing date of the transaction, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, as well as other factors.

The consideration transferred and the fair value of assets acquired and liabilities assumed by Ring are as follows (in thousands):

Consideration:
Cash consideration, after closing adjustments	$ 50,005
Fair value of deferred payment liability	14,669
Fair value of consideration to be paid to seller	64,674

Direct transaction costs	1,318
Total consideration	$ 65,992

Relative fair value of assets acquired:
Oil and natural gas properties
Proved	65,613
Unevaluated	3,381
Amount attributable to assets acquired	$ 68,994

Fair value of liabilities assumed:
Suspense liability	677
Ad valorem taxes	234
Asset retirement obligations	2,091
Amount attributable to liabilities assumed	$ 3,002

The fair value measurements of assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and gas properties and asset retirement obligations were measured using the discounted cash flow technique of valuation.

Significant unobservable inputs included future commodity prices adjusted for differentials, projections of estimated quantities of recoverable reserves, forecasted production based on decline curve analysis, estimated timing and amount of future operating and development costs, and a weighted average cost of capital.

3.Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Operations

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Ring. Actual results may differ materially from the assumptions and estimates contained herein.

The pro forma adjustments are based on currently available information and certain estimates and assumptions that Ring believes provide a reasonable basis for presenting the significant effects of the Founders Acquisition. General descriptions of the pro forma adjustments are provided below.

Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments were made in the preparation of the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2023:

(a)Adjustment to remove assets and liabilities not acquired as part of the Founders Acquisition.
(b)Adjustment to eliminate the historical book value and accumulated depreciation, depletion and amortization of Founders oil and gas properties as of June 30, 2023.
(c)Adjustment to reflect the assets acquired of Founders, on a relative fair value basis.
(d)Adjustment to record new borrowings related to the cash consideration used in the Founders Acquisition.
(e)Adjustment to reflect the fair value of the $15.0 million deferred payment to be made in connection with the Founders Acquisition.
(f)Adjustment to reflect the fair value of Founders suspense liabilities assumed as of August 15, 2023.
(g)Adjustment to reflect the cash consideration paid for the Founders Acquisition.
(h)Adjustment to reflect asset retirement obligations associated with the Founders Acquisition properties.
(i)Adjustment to reflect the property taxes assumed as part of the Founders Acquisition.
(j)Adjustment for transaction expenses incurred for the Founders Acquisition.

Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made in the preparation of the Unaudited Pro Forma Condensed Combined Statements of Operations for the Six Months Ended June 30, 2023 and the Year Ended December 31, 2022:

(a)Adjustment to conform Founders fiscal year end of September 30, 2022 and interim nine months ended June 30, 2023 to the calendar year end and six months ended June 30, 2023 presented by Ring. In order to present a comparable unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023, Ring removed revenues and expenses for the three months ended December 31, 2022 from the unaudited condensed consolidated statement of income for the nine months ended June 30, 2023 of Founders. Similarly, in order to present a comparable unaudited pro forma condensed combined statements of operations for the calendar year ended December 31, 2022, Ring removed revenues and expenses for the three months ended December 31, 2021 and added in revenues and expenses for the three months ended December 31, 2022 to the consolidated statement of income for the fiscal year ended September 30, 2022 of Founders.
(b)Adjustments to conform Founders revenue presentation to the presentation of revenues for Ring.
(c)Adjustment to conform Founders other revenue presentation to the presentation by Ring.
(d)Adjustment to conform Founders production expenses to the presentation by Ring.
(e)Adjustment to conform Founders production taxes and revenue deductions to the presentation by Ring.
(f)Adjustment to conform Founders other expense to the presentation by Ring.
(g)Adjustment to reflect the estimated interest expense in the periods presented with respect to the incremental borrowings necessary to finance the Founders Acquisition. The interest rate utilized as of June 30, 2023 was 8.7% per annum for incremental borrowings. A one-eighth point change in interest rates as of June 30, 2023 would change interest expense by $0.1 million for the six months ended June 30, 2023 and by $0.1 million for the year ended December 31, 2022.
(h)Adjustment to reflect the amortization of the discount resulting from the difference between the principal amount of the deferred payment and the original fair value recognized. The deferred payment of $15.0 million is originally recognized at its fair value of $14.7 million as part of the consideration paid in connection with the Founders Acquisition.
(i)Represents depreciation, depletion, and amortization expense resulting from the change in basis of property and equipment acquired and accretion expense from new asset retirement obligations recognized as a result of the Founders Acquisition. The depletion adjustment was calculated using the unit-of-production method under the full cost method of accounting using estimated proved reserves and production volumes attributable to the acquired assets.
(j)Adjustment to conform Founders realized gain on property sales to the presentation by Ring.
(k)The following table reconciles historical and pro forma basic and diluted earnings per share for the period indicated (in thousands, except share and per share amounts):

	For the Six Months Ended		Year Ended
	June 30, 2023		December 31, 2022
	Historical	Pro-Forma	Historical	Pro-Forma
Net Income	$ 61,507	$ 74,260	$ 138,635	$ 161,059
Basic Weighted-Average Shares Outstanding	185,545,775	185,545,775	121,264,175	121,264,175
Effect of dilutive securities:
Stock options			83,384	83,384
Restricted stock units	1,192,039	1,192,039	2,040,181	2,040,181
Performance stock units	241,140	241,140	248,206	248,206
Common warrants	6,045,012	6,045,012	18,118,722	18,118,722
Diluted Weighted-Average Shares Outstanding	193,023,966	193,023,966	141,754,668	141,754,668
Basic Earnings per Share	$ 0.33	$ 0.40	$ 1.14	$ 1.33
Diluted Earnings per Share	$ 0.32	$ 0.38	$ .98	$ 1.14

4.Supplemental Unaudited Pro Forma Combined Oil and Natural Gas Reserves and Standardized Measure Information

The following tables set forth information with respect to the historical and pro forma combined estimated oil and natural gas reserves as of December 31, 2022 for Ring and as of September 30, 2022 for Founders. The reserve information of Ring has been prepared by Cawley, Gillespie & Associates, Inc., independent petroleum engineers. Founders reserve information has been prepared by Ryder Scott Company, L.P., independent petroleum engineers. The following unaudited pro forma combined proved reserve information is not necessarily indicative of the results that might have occurred had the Founders Acquisition taken place on January 1, 2022, nor is it intended to be a projection of future results. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Periodic revisions or removals of estimated reserves and future cash flows may be necessary as a result of a number of factors, including reservoir performance, new drilling, crude oil and natural gas prices, changes in costs, technological advances, new geological or geophysical data, changes in business strategies, or other economic factors. Accordingly, proved reserve estimates may differ significantly from the quantities of crude oil and natural gas ultimately recovered. For both Ring and Founders, the reserve estimates shown below were determined using the average first day of the month price for each of the preceding 12 months for oil and natural gas for the years ended December 31, 2022 and September 30, 2022, respectively.

Estimated Oil and Natural Gas Reserves

	As of December 31, 2022	As of September 30, 2022
	Ring	Founders(2)	Pro Forma Combined
Estimated Proved Developed Reserves:
Oil (MBbl)	57,012	2,398	59,410
Natural Gas (MMcf)	106,399	4,409	110,808
Natural Gas Liquids (MBbl)	15,333	—	15,333
Total (Mboe)(1)	90,078	3,134	93,212
Estimated Proved Undeveloped Reserves:
Oil (MBbl)	31,693	—	31,693
Natural Gas (MMcf)	51,471	—	51,471
Natural Gas Liquids (MBbl)	7,773	—	7,773
Total (Mboe)(1)	48,045	—	48,045
Estimated Proved Reserves:
Oil (MBbl)	88,705	2,398	91,103
Natural Gas (MMcf)	157,870	4,409	162,279
Natural Gas Liquids (MBbl)	23,106	—	23,106
Total (Mboe)(1)	138,123	3,134	141,257
(1) Assumes a ratio of 6 Mcf of natural gas per Boe (2) Founders reported on a two stream basis, combining natural gas liquids with natural gas.

The following table presents the Standardized Measure of Discounted Future Net Cash Flows (as defined by FASB Accounting Standards Codification 932) relating to the proved crude oil and natural gas reserves of Ring and of the properties acquired in the Founders Acquisition on a pro forma combined basis as of December 31, 2022 for Ring and September 30, 2022 for Founders. The Pro Forma Combined Standardized Measure shown below represents estimates only and should not be construed as the market value of either Founders crude oil and natural gas reserves or the acquired crude oil and natural gas reserves attributable to the Founders Acquisition.

Standardized Measure of Discounted Future Cash Flows
(in thousands)
	As of December 31, 2022	As of September 30, 2022
	Ring	Founders	Transaction Adjustment (1)	Pro Forma Combined
Oil and Gas Producing Activities:
Future cash inflows	$ 9,871,961	$ 247,895		$ 10,119,856
Future production costs	(2,751,896)	(96,787)		(2,848,683)
Future development costs	(647,197)	—		(647,197)
Future production taxes	—	(12,300)		(12,300)
Future income tax expense	(1,142,148)	—	(20,033)	(1,162,181)
Future net cash flows	5,330,720	138,808	(20,033)	5,449,495
10% annual discount factor	(3,058,607)	(41,109)	5,032	(3,094,684)
Standardized measure of discounted future net cash flows	$ 2,272,113	$ 97,699	(15,001)	$ 2,354,811
(1) Pro forma adjustment represents effect of income tax on the undiscounted and discounted future net cash flows associated with the Founders Acquisition.

The following table sets forth the changes in the Standardized Measure of discounted future net cash flows attributable to estimated net proved crude oil and natural gas reserves of Ring and Founders on a pro forma combined basis for the year ending December 31, 2022 and September 30, 2022, respectively:

	Changes in Standardized Measure of Discounted Future Net Cash Flows
	(in thousands)
	For the Year Ended December 31, 2022	For the Year Ended September 30, 2022
	Ring	Founders	Transaction Adjustment (1)	Pro Forma Combined
Oil and Gas Producing Activities:
Beginning of the year	$ 1,137,364	$ 41,936	$ (6,439)	$ 1,172,861
Purchase of minerals in place	996,313	—		996,313
Extensions, discoveries and improved recovery	20,448	—		20,448
Development costs incurred during the year	67,455	—		67,455
Sales of oil and gas produced, net of production costs	(283,588)	(43,957)		(327,545)
Sales of minerals in place	—	—		—
Accretion of discount	133,210	4,194	(644)	136,760
Net changes in price and production costs	646,819	26,814		673,633
Net changes in estimated future development costs	(53,254)	—		(53,254)
Revisions of previous quantity estimates	33,584	68,712		102,296
Changes in estimated timing of cash flows	(119,428)	—		(119,428)
Net change in income taxes	(306,810)	—	(7,918)	(314,728)
End of year	$ 2,272,113	$ 97,699	$ (15,001)	$ 2,354,811
(1) Pro forma adjustment represents effect of income tax on the undiscounted and discounted future net cash flows associated with the Founders Acquisition.